Execution Version

Amerco

$600,000,000

$100,000,000 2.55% Senior Notes, Series A due January 27, 2030

$100,000,000 2.60% Senior Notes, Series B due January 27, 2031

$100,000,000 2.68% Senior Notes, Series C due January 27, 2032

$150,000,000 2.73% Senior Notes, Series D due January 27, 2033

$150,000,000 2.88% Senior Notes, Series E due January 27, 2035

______________

Note Purchase Agreement

______________

Dated as of December 2, 2021

Table of Contents

SectionHeadingPage

Section 1.Authorization of Notes

Section 2.Sale and Purchase of Notes

Section 3.Closing

Section 4.Conditions to Closing

Section 4.1.Representations and Warranties

Section 4.2.Performance; No Default

Section 4.3.Compliance Certificates

Section 4.4.Opinions of Counsel

Section 4.5.Purchase Permitted By Applicable Law, Etc

Section 4.6.Sale of Other Notes

Section 4.7.Payment of Special Counsel Fees

Section 4.8.Private Placement Number

Section 4.9.Changes in Corporate Structure

Section 4.10.Funding Instructions

Section 4.11.Debt Rating

Section 4.12.Proceedings and Documents

Section 5.Representations and Warranties of the Company

Section 5.1.Organization; Power and Authority

Section 5.2.Authorization, Etc

Section 5.3.Disclosure

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates

Section 5.5.Financial Statements; Material Liabilities

Section 5.6.Compliance with Laws, Other Instruments, Etc

Section 5.7.Governmental Authorizations, Etc

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders

Section 5.9.Taxes

Section 5.10.Title to Property; Leases

Section 5.11.Licenses, Permits, Etc

Section 5.12.Compliance with Employee Benefit Plans

Section 5.13.Private Offering by the Company

Section 5.14.Use of Proceeds; Margin Regulations

Section 5.15.Existing Indebtedness; Future Liens

Section 5.16.Foreign Assets Control Regulations, Etc

Section 5.17.Status under Certain Statutes

Section 5.18.Notes Rank Pari Passu

Section 5.19.Environmental Matters

Section 5.20.Subsidiary Guarantors

Section 6.Representations of the Purchasers

Section 6.1.Purchase for Investment

Section 6.2.Source of Funds

Section 7.Information as to Company

Section 7.1.Financial and Business Information

Section 7.2.Officer’s Certificate

Section 7.3.Visitation

Section 7.4. Electronic Delivery

Section 8.Payment and Prepayment of the Notes

Section 8.1.Maturity

Section 8.2.Optional Prepayments with Make‑Whole Amount

Section 8.3.Allocation of Partial Prepayments

Section 8.4.Maturity; Surrender, Etc.

Section 8.5.Purchase of Notes

Section 8.6.Make‑Whole Amount

Section 8.7.Payments Due on Non‑Business Days

Section 8.8.Payments of Notes upon Change in Control

Section 9.Affirmative Covenants.

Section 9.1.Compliance with Laws

Section 9.2.Insurance

Section 9.3.Maintenance of Properties

Section 9.4.Payment of Taxes and Claims

Section 9.5.Corporate Existence, Etc

Section 9.6.Books and Records

Section 9.7.Subsidiary Guarantors

Section 9.8.Debt Rating

Section 9.9.Notes to Rank Pari Passu

Section 10.Negative Covenants.

Section 10.1.Transactions with Affiliates

Section 10.2.Merger, Consolidation, Etc

Section 10.3.Line of Business

Section 10.4.Economic Sanctions, Etc

Section 10.5.Liens

Section 10.6.Fixed Charge Coverage Ratio

Section 10.7.Unencumbered Property Value Ratio

Section 10.8.Subsidiary Unencumbered Leverage Ratio

Section 10.9.Burdensome Agreements

Section 11.Events of Default

Section 12.Remedies on Default, Etc

Section 12.1.Acceleration

Section 12.2.Other Remedies

Section 12.3.Rescission

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc

Section 13.Registration; Exchange; Substitution of Notes

Section 13.1.Registration of Notes

Section 13.2.Transfer and Exchange of Notes

Section 13.3.Replacement of Notes

Section 14.Payments on Notes

Section 14.1.Place of Payment

Section 14.2.Payment by Wire Transfer

Section 14.3.FATCA Information

Section 15.Expenses, Etc

Section 15.1.Transaction Expenses

Section 15.2.Certain Taxes

Section 15.3.Survival

Section 16.Survival of Representations and Warranties; Entire Agreement

Section 17.Amendment and Waiver

Section 17.1.Requirements

Section 17.2.Solicitation of Holders of Notes

Section 17.3.Binding Effect, Etc

Section 17.4.Notes Held by Company, Etc

Section  18.Notices

Section  19.Reproduction of Documents

Section  20.Confidential Information

Section  21.Substitution of Purchaser

Section 22.Miscellaneous

Section 22.1.Successors and Assigns

Section 22.2.Accounting Terms

Section 22.3.Severability

Section 22.4.Construction, Etc

Section 22.5.Counterparts

Section 22.6.Governing Law

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial

Schedule A—Defined Terms

Exhibit 1(a)—Form of 2.55% Senior Note, Series A due January 27,

2030

Exhibit  1(b)—Form of 2.60% Senior Note, Series B due January 27,

2031

Exhibit  1(c)—Form of 2.68% Senior Note, Series C due January 27,

                           2032

Exhibit  1(d)—Form of 2.73% Senior Note, Series D due January 27,

                           2033

Exhibit  1(e)—Form of 2.88% Senior Note, Series E due January 27,

                           2035

Exhibit 2.2—Form of Subsidiary Guaranty

Exhibit  4.4(a)— Form of Opinion of Special Counsel for the Company

Exhibit  4.4(b)—Form of Opinion of Special Counsel for the Purchasers

Schedule 5.3—Disclosure Materials

Schedule 5.4—Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5—Financial Statements

Schedule 5.8—Litigation

Schedule 5.15—Existing Indebtedness

Schedule 10.1—Transaction with Affiliates

Purchaser Schedule —Information Relating to Purchasers

Exhibit 14.3—Form of U.S. Tax Compliance Certificate

AMERCONote Purchase Agreement

Amerco

5555 Kietzke Lane, Suite 100
Reno, NV 89511

$100,000,000 2.55% Senior Notes, Series A due January 27, 2030

$100,000,000 2.60% Senior Notes, Series B due January 27, 2031

$100,000,000 2.68% Senior Notes, Series C due January 27, 2032

$150,000,000 2.73% Senior Notes, Series D due January 27, 2033

$150,000,000 2.88% Senior Notes, Series E due January 27, 2035

December 2, 2021

To Each of the Purchasers Listed in

the Purchaser Schedule Hereto:

Ladies and Gentlemen:

AMERCO, a Nevada corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1.Authorization of Notes.

The Company will authorize the issue and sale of (i) $100,000,000 aggregate principal amount of its 2.55% Senior Notes, Series A due January 27, 2030 (the “Series A Notes”), (ii) $100,000,000 aggregate principal amount of its 2.60% Senior Notes, Series B due January 27, 2031 (the “Series B Notes”), (iii) $100,000,000 aggregate principal amount of its 2.68% Senior Notes, Series C due January 27, 2032 (the “Series C Notes”), (iv) $150,000,000 aggregate principal amount of its 2.73% Senior Notes, Series D due January 27, 2033 (the “Series D Notes”) and (v) $150,000,000 aggregate principal amount of its 2.88% Senior Notes, Series E due January 27, 2035 (the “Series E Notes”, together with the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, the “Notes”). The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes delivered in substitution, replacement or exchange therefor pursuant to Section 13, are referred to herein as the “Notes”.  The Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes shall be substantially in the form set out in Exhibit 1(a), Exhibit 1(b), Exhibit 1(c), Exhibit 1(d) and Exhibit 1(e), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

AMERCONote Purchase Agreement

Section 2.Sale and Purchase of Notes .

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the Series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

Section 3.Closing.

The execution and delivery of this Agreement shall occur as of the date of this Agreement (the “Execution Date”).  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60606, at 10:00 a.m., Chicago time, at a closing (a “Closing”) on January 27, 2022 or on such other Business Day thereafter on or prior to January 31, 2022 as may be agreed upon by the Company and the Purchasers.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.Representations and Warranties.   The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

Section 4.2.Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.  From the date of this Agreement until the Closing, before and after giving effect to the

AMERCONote Purchase Agreement

issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default, Event of Default or Change in Control shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4.Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Ballard Spahr LLP, counsel for the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

AMERCONote Purchase Agreement

Section 4.7.Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and at the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Execution Date and the Closing.

Section 4.8.Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Section 4.9.Changes in Corporate Structure.  The Company has not changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Funding Instructions.  At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.  Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to the Closing.  If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Closing.  The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

Section 4.11.Debt Rating.  The Company shall have delivered, or caused to be delivered, to such Purchaser, evidence of the initial Debt Rating for the Notes (which evidence shall include the information required by Section 9.8 hereof).

Section 4.12.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

AMERCONote Purchase Agreement

Section 5.Representations and Warranties of the Company.

The Company represents and warrants on the Execution Date and on the date of Closing to each Purchaser that:

Section 5.1.Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  The Company, through its agent, BofA Securities, LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated October 2021 (the “Investor Presentation”), relating to the transactions contemplated hereby.  The Investor Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Investor Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to November 5, 2021, in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Investor Presentation and such documents, certificates or other writings and such financial statements (as filed with the United States Securities and Exchange Commission) delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since March 31, 2021, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

AMERCONote Purchase Agreement

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non‑assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan,

AMERCONote Purchase Agreement

purchase or credit agreement, lease, corporate charter, regulations or by‑laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.  (a) Except as disclosed in Schedule 5.8, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended March 31, 2020.

AMERCONote Purchase Agreement

Section 5.10.Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.Compliance with Employee Benefit Plans.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The present value of the accrued benefit liabilities (whether or

AMERCONote Purchase Agreement

not vested) under each Non‑U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non‑U.S. Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non‑U.S. Plan that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)All Non‑U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect.  All premiums, contributions and any other amounts required by applicable Non‑U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13.Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than ten (10) other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of

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the Notes for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16.Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws,

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Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.

(c)No part of the proceeds from the sale of the Notes hereunder:

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or

(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.

(d)The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17.Status under Certain Statutes.  Neither the Company nor any Material Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 5.18.Notes Rank Pari Passu.  The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Indebtedness of the Company, including, without limitation, all unsecured Senior Indebtedness described in Schedule 5.15 hereto.

Section 5.19.Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

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(b)Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.20.Subsidiary Guarantors.  As of the Execution Date, there are no Subsidiaries that have guaranteed or have otherwise become liable, whether as a borrower or an additional or co‑borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility.

Section 6.Representations of the Purchasers.

Section 6.1.Purchase for Investment.  Each Purchaser severally represents that it is (a) purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (b) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act).  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

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(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

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(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.Information as to Company

Section 7.1.Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the

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case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments;

(b)Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements

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made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non‑U.S. Plans;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as

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the case may be, notification thereof, together with such further information as the Required Holders may request;

(h)Unencumbered Assets —simultaneously with delivery of the information required by Sections 7.1(a) and (b), a statement of cash flow with respect to each Unencumbered Property and a list of all Unencumbered Properties (including, a list of all Unencumbered Properties that have been added or removed during the corresponding period); and

(i)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

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(c)Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.Visitation.  The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e‑mail at the e‑mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.amerco.com as of the date of this Agreement;

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(c)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(d)the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e‑mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e‑mail, the Company will promptly e‑mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.Payment and Prepayment of the Notes.

Section 8.1.Maturity.  As provided therein, the entire unpaid principal balance of each Note of each Series shall be due and payable on the respective Maturity Date thereof.

Section 8.2.Optional Prepayments with Make‑Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial

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Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.

Section 8.3.Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or any Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions, but taking into account the different maturity dates and interest rates or similar variable terms for each Series of Notes.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten Business Days.  If the holders of more than 35% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary (if any) to give each such remaining holder at least two Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.Make‑Whole Amount.

The term “Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero.  For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to

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Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360‑day year comprised of twelve 30‑day months and calculated to two decimal places, that will elapse between

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the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.Payments Due on Non‑Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make‑Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8.Payments of Notes upon Change in Control.

(a)Notice of Change in Control.  The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes.  Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b) Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which shall be a Business Day.  Such date shall be not less than 30 days and not more than 60 days after the Change in Control.

(c)Acceptance/Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment.  A failure

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by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without the Make-Whole Amount or other premium.  The prepayment shall be made on the Proposed Prepayment Date.

(e)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid which shall be 100% of the principal amount thereof; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(f)Certain Definitions.  “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50%, or more, of the Stock of the Company having the right to vote for the election of members of the Board of Directors of the Company, or (b) a majority of the members of the Board of Directors of the Company do not constitute Continuing Directors.

(g)All calculations contemplated in this Section 8.8 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

Section 9.Affirmative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.Compliance with Laws.  Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits,

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franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly‑Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

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Section 9.6.Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.Subsidiary Guarantors.  (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co‑borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i)enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make‑Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii)deliver the following to each holder of a Note:

(A)an executed counterpart of such Subsidiary Guaranty;

(B)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.16, 5.17 and 5.18 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D)an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

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(b)At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).  In the event of any such release, for purposes of Section 10.7 and 10.8, all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8.Debt Rating.  The Company shall at all times maintain a Debt Rating for the Notes from an NRSRO.  Evidence of such Debt Rating (or any change thereto) shall (a) be delivered by the Company to the holders of the Notes (i) at least annually (on or before each anniversary of the Execution Date) and (ii) promptly upon any change in such Debt Rating, (b) set forth the Debt Rating for such Notes, (c) refer to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of such Notes, (d) state that the Debt Rating addresses the likelihood of payment of both the principal and interest of such Notes, (e) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Notes, and (f) include such other information relating to the Debt Rating for the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the Noteholders.

Section 9.9.Notes to Rank Pari Passu.  The Notes and all other obligations under this Agreement of the Company and the obligations of each Subsidiary Guarantor under their respective Guaranties are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, which is not expressed to be subordinate or junior in rank to any other unsecured Senior Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

In the event that the Company fails to comply with any provision of Section 9 (subject to all grace and cure periods set forth in this Agreement) on or after the date of this Agreement and prior to the Closing then any of the Purchasers may elect not to purchase the Notes on the date of the Closing that is specified in Section 3.

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Section 10.Negative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.Transactions with Affiliates.  Except as disclosed in Schedule 10.1, the Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate.

Section 10.2.Merger, Consolidation, Etc.  The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b)in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual

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performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(c)each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.

Section 10.3.Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

Section 10.4.Economic Sanctions, Etc.  The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.Liens.  The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer or permit to exist any Lien upon (i) any Unencumbered Property or (ii) any income from or proceeds of any of the foregoing (or sign, file or authorize under the Uniform Commercial Code

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of any jurisdiction a financing statement that includes in its collateral description any of the foregoing) unless following the granting of such Lien(s), the Company shall continue to be in compliance with Section 10.7 and 10.8 hereof, in which case such Lien(s) shall not be prohibited.  Further, the Company will not, directly or indirectly, have any Secured Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Secured Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form.  For the avoidance of doubt, the foregoing sentence shall not affect the ability of the Subsidiaries to incur Secured Indebtedness.

Section 10.6.Fixed Charge Coverage Ratio.  The Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 2.5 to 1.0.

Section 10.7.Unencumbered Property Value Ratio.  The Company shall not permit the Unencumbered Property Value Ratio to be less than 2.0 to 1.0 at any time.

Section 10.8.Subsidiary Unencumbered Leverage Ratio.  The Company shall not permit the Subsidiary Unencumbered Leverage Ratio to be greater than 5% at any time.

Section 10.9.Burdensome Agreements.  The Company shall not enter into or permit to exist any Contractual Obligation that limits the ability of any Subsidiary of the Company to pay dividends or make other distributions in respect of the Stock of such Subsidiary except (i) as disclosed to the Purchasers prior to the prior to the Execution Date, (ii) Contractual Obligations that comprise restrictions imposed by any agreement governing secured Indebtedness not otherwise prohibited hereunder that are, taken as a whole, in the good faith judgment of the Company, no more restrictive with respect to the Company or any Subsidiary than customary market terms for Indebtedness of such type, so long as the Company shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder, and (iii) as otherwise consented to by the Purchasers.

In the event that the Company fails to comply with any provision of Section 10 (subject to all grace and cure periods set forth in this Agreement) on or after the date of this Agreement and prior to the Closing then any of the Purchasers may elect not to purchase the Notes on the date of the Closing that is specified in Section 3.

Section 11.Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

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(a)the Company defaults in the payment of any principal or Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10; or

(d)the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make whole amount or interest on any Indebtedness or Contingent Obligation (other than (A) the obligations under any Note Document, (B) any Indebtedness or Contingent Obligation of any SPV Subsidiary or (C) any Specified Canadian Non-Recourse Obligations) that is outstanding in an aggregate principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or Contingent Obligation (other than (A) the obligations under any Note Document, (B) any Indebtedness or Contingent Obligation of any SPV Subsidiary or (C) any Specified Canadian Non-Recourse Obligations) in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness or Contingent Obligation to convert such Indebtedness or such

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Contingent Obligation into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Public Acquisition Indebtedness) or Contingent Obligation ((other than (A) the obligations under any Note Document, (B) any Indebtedness or Contingent Obligation of any SPV Subsidiary or (C) any Specified Canadian Non-Recourse Obligations)  before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness (other than Public Acquisition Indebtedness) or such Contingent Obligation; or

(g)the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)any event occurs with respect to the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or

(j)one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of

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any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non‑U.S. Plans exceeds the aggregate current value of the assets of such Non‑U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non‑U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non‑U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non‑U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(l)any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

Section 12.Remedies on Default, Etc.

Section 12.1.Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

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(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make‑Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make‑Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make‑Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any

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holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Section 13.Registration; Exchange; Substitution of Notes.

Section 13.1.Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

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Section 13.3.Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.Payments on Notes.

Section 14.1.Place of Payment.  Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.

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The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 14.3 hereto, in both cases correctly completed and executed.

Section 15.Expenses, Etc.

Section 15.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection

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with any work‑out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000.  If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2.Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3.Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement

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and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.Amendment and Waiver.

Section 17.1.Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make‑Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2.Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment.  Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.”

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(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

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(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial

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advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other

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than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.Miscellaneous.

Section 22.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be

AMERCONote Purchase Agreement

deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail),

AMERCONote Purchase Agreement

postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

AMERCONote Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Amerco, a Nevada corporation

By

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Metropolitan Life Insurance Company

by MetLife Investment Management, LLC, Its Investment Manager

MetLife Insurance K.K.

by MetLife Investment Management, LLC, its investment manager

By: ______________________________________

Name: Thomas Ho

Title:  Authorized Signatory

Brighthouse Life Insurance Company

by MetLife Investment Management, LLC, Its Investment Manager

By: ______________________________________

Name: Thomas Ho

Title:  Authorized Signatory

Zurich American Insurance Company

by MetLife Investment Management, LLC, Its Investment Manager

By: ______________________________________

Name:  Thomas Ho

Title:  Authorized Signatory

Lumico Life Insurance Company

by MetLife Investment Management, LLC, Its Investment Manager

By: ______________________________________

Name: Thomas Ho

Title:  Authorized Signatory

AMERCONote Purchase Agreement

Accepted as of the date first written above.

SECURITY LIFE OF DENVER INSURANCE COMPANY

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

CVS HEALTH FUTURE FUND 401(K) PLAN TRUST

STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE OF THE UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS PLAN MASTER TRUST

BRIGHTHOUSE LIFE INSURANCE COMPANY

KANSAS CITY LIFE INSURANCE COMPANY

HORACE MANN LIFE INSURANCE COMPANY

SFM MUTUAL INSURANCE COMPANY

SHELTER LIFE INSURANCE COMPANY

By: Voya Investment Management Co. LLC, as Agent

By:

Name:

Title:

NN LIFE INSURANCE COMPANY LTD.

By:Voya Investment Management LLC, as Attorney in fact

By:

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Massachusetts Mutual Life Insurance Company

By:Barings LLC, as Investment Adviser

By: ______________________________________

Name:

Title:

C.M. Life Insurance Company

By:Barings LLC, as Investment Adviser

By: ______________________________________

Name:

Title:

Brighthouse Life Insurance Company

By: Brighthouse Services, LLC, as adviser

By:Barings LLC, as Investment Adviser

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE COMPANY

By: ______________________________________

Name:

Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:NYL Investors LLC, its Investment Manager

By: ______________________________________

Name:

Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:NYL Investors LLC, its Investment Manager

By: ______________________________________

Name:

Title:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D)

By:NYL Investors LLC, its Investment Manager

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:NYL Investors LLC, its Investment Manager

By: ______________________________________

Name:

Title:

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

By:New York Life Insurance Company, its attorney-in-fact

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Pacific Life Insurance Company

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Dearborn Life Insurance Company

ProAssurance Casualty Company

Trustmark Insurance Company

Minnesota Life Insurance Company

Gleaner Life Insurance Society

UnitedHealthcare Insurance Company

American Republic Insurance Company

Delta Dental of Minnesota

GBU Financial Life

BetterLife

Trinity Universal Insurance Company

Guarantee Trust Life Insurance Company

Industrial Alliance Insurance and Financial Services Inc.

IA American Life Insurance Company

New Era Life Insurance Company

Polish National Alliance of the U.S. of N.A.

Blue Cross and Blue Shield of Florida, Inc.

Fidelity Life Association, A Legal Reserve Life Insurance Company

Unity Financial Life Insurance Company

Catholic United Financial

By:  Securian Asset Management, Inc.

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Ensign Peak Advisors, Inc.

By: ______________________________________

Name:  Matthew D. Dall

Title:  Head of Credit Research

Clifton Park Capital Management, LLC

By: ______________________________________

Name:  Matthew D. Dall

Title:  Head of Credit Research

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Principal Life Insurance Company

By:Principal Global Investors, LLC

a Delaware limited liability company,

its authorized signatory

By: ______________________________________

Name:

Title:

By: ______________________________________

Name:

Title:

Principal Life Insurance Company

– PRINCIPAL PRT SEPARATE ACCOUNT

By:Principal Global Investors, LLC

a Delaware limited liability company,

its authorized signatory

By: ______________________________________

Name:

Title:

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Equitable Financial Life Insurance Company

By: ______________________________________

Name:

Title:

Equitable Financial Life Insurance Company of America

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

USAA Life Insurance Company

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

United Services Automobile Association

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

USAA Casualty Insurance Company

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

USAA General Indemnity Company

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

The Doctors Company, An Interinsurance Exchange

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

Hospitals Insurance Company, Inc.

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

Humana Insurance Company

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

Humana Medical Plan, Inc.

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Endurance Assurance Corporation

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

Garrison Property & Casualty Insurance Company

By: BlackRock Financial Management, Inc., as investment manager

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Unum Life Insurance Company of America

By: Provident Investment Management, LLC

Its: Agent

By: ______________________________________

Name:  Ben Vance

Title:Vice President, Senior Managing Director

AMERCONote Purchase Agreement

Accepted as of the date first written above.

The Continental Insurance Company

By: ______________________________________

Name:

Title:

Western Surety Company

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

The Lincoln National Life Insurance Company

By:  Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

American Family Mutual Insurance Company, S.I.

By: ______________________________________

Name:  David L. Voge

Title:  Director Private Markets

AMERCONote Purchase Agreement

Accepted as of the date first written above.

CMFG Life Insurance Company

By:MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

By:

Name:  Stan J. Van Aartsen

Title:  Managing Director, Investments

CUMIS Insurance Society, Inc.

By:MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

By:

Name:  Stan J. Van Aartsen

Title:  Managing Director, Investments

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Allianz Life Insurance Company of North America

By:Allianz Global Investors U.S. LLC
As the authorized signatory and investment manager

By: ______________________________________

Name:

Title:

AMERCONote Purchase Agreement

Accepted as of the date first written above.

American United Life Insurance Company

By:

Name:  David M. Weisenburger

Title:  VP, Fixed Income Securities

The State Life Insurance Company

By:American United Life Insurance Company

Its:Agent

By: ______________________________________

Name:  David M. Weisenburger

Title:  VP, Fixed Income Securities

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Ameritas Life Insurance Corp.

Ameritas Life Insurance Corp. of New York

By: Ameritas Investment Partners Inc., as Agent

By: ______________________________________

Name:  Tina Udell

Title:  Vice President & Managing Director

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Farm Bureau Life Insurance Company

By: ______________________________________

Name:  Herman L. Riva

Title:  Securities Vice President

AMERCONote Purchase Agreement

Accepted as of the date first written above.

Standard Insurance Company

By: ______________________________________

Name:  Chris Beaulieu

Title:  VP, Individual Annuities & Investments

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2021 Amended and Restated Credit Agreement” means that certain $200,000,000 Credit Agreement dated as of September 1, 2017, among the Company, the lending institutions listed on the signature pages thereof, and their respective successors and assigns, and Bank of America, N.A., as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of October 10, 2018, as further amended by that certain Second Amendment to Credit Agreement dated as of August 20, 2019, as further amended by that certain Third Amendment to Credit Agreement dated as of April 14, 2020, as further amended by that certain Fourth Amendment to Credit Agreement dated as of March 17, 2021 and as further amended, modified, supplemented or restated.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Anti‑Corruption Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti‑Money Laundering Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Las Vegas, Nevada, are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDAR” means, for the applicable period of measurement, the total (without duplication) of (i) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Company, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or on which such Person’s assets are acquired by the Company or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Company and its Subsidiaries, and related tax effects in accordance with GAAP; (e) any other extraordinary gains or losses of the Company or its Subsidiaries, and related tax effects in accordance with GAAP; plus (i) all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period; plus (ii) interest expense deducted (and minus interest income included) in calculating net income (or loss) for such period; plus (iii) all taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period; plus (iv) consolidated rental expenses of the Company and its consolidated Subsidiaries for such period.

“Consolidated Interest Charges” means, for any period, for the Company and its consolidated Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means the directors of the Company on the Execution Date and each other director of the Company, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors or by a Permitted Holder.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt Rating” means the debt rating of the Notes as determined from time to time by any NRSRO.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to each Series of Notes, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Series of Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Execution Date” is defined in Section 3.

“Family Member” means, with respect to any individual, the spouse and lineal descendants (including children and grandchildren by adoption) of such individual, the spouses of each such lineal descendants, and the lineal descendants of such Persons.

“Family Trusts” means, with respect to any individual, any trusts, limited partnerships or other entities established for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, such individual.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fiscal Quarter” means any of the quarterly accounting periods of the Company, ending on March 31, June 30, September 30 and December 31 of each year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the Company’s Consolidated EBITDAR for the period of the four consecutive Fiscal Quarters most recently ended on or prior to such date to (b) the sum of (i) Consolidated Interest Charges for such period and (ii) consolidated rental expenses of the Company and its consolidated Subsidiaries for such period (without duplication of items included in Consolidated Interest Charges).

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any state or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Investor Presentation” is defined in Section 5.3.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make‑Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company,

(a)the 2021 Amended and Restated Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b)the 2021 Note Purchase Agreement; and

(c)any other agreement(s) creating or evidencing Indebtedness for borrowed money in respect of which the Company is a borrower or co-borrower (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the Execution Date of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Subsidiary” means any direct or indirect Subsidiary of the Company (i) that contributed 5% or more of Company’s Consolidated EBITDAR in any fiscal year or (ii) that holds 5% or more of the Consolidated Total Assets during any fiscal year.

“Maturity Date” is defined in the first paragraph of each Note.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NOI” means with respect to any Property for any period of time, the amount obtained by subtracting Operating Expenses for such Property for such period from Operating Revenue for such Property for such period.

“Non‑U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Document” means this Agreement, the Notes, any Guaranty and all other documents, certificates, instruments or agreements executed and delivered by the Company or any Subsidiary Guarantor for the benefit of a holder of a Note in connection herewith on or after the date hereof.

 “Notes” is defined in Section 1.

“NRSRO” means (a) Fitch, Inc., Moody's or S&P, or (b) or any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan Jones Rating Company and its successors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Operating Expenses” means with respect to any Property for any period of time, the total of all expenses actually paid or payable, computed on a cash accounting basis consistent with prior practice, of whatever kind relating to the operation, maintenance and management of the Property.

“Operating Revenue” means with respect to any Property for any period of time, all revenue, computed on a cash accounting basis consistent with prior practice, derived from the ownership and operation of the Property from whatever source, including, without limitation, self storage rental revenue, retail income, rental equipment commissions and other miscellaneous income derived from such Property.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Note Document.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Holder” means Edward J. Shoen, Mark V. Shoen and their Family Members, and their Family Trusts.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Public Acquisition Indebtedness” means any publicly traded Indebtedness that is incurred or issued by the Company or a Subsidiary for the sole purpose of acquiring a company or line of business that contains a requirement that such Indebtedness shall be prepaid or repaid within 15 months (or less) of the issuance of such Indebtedness if such acquisition is not consummated.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, in each case, with respect to the interest rates on the Notes outstanding hereunder.

“Real Estate” means any real property owned by the Company or its Subsidiaries.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) on or after the Execution Date but prior to the Closing, the Purchasers, and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Indebtedness” means (without duplication), with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured by a Lien, but excluding, for the avoidance of doubt, any net obligations under any Swap Contract that is secured by a Lien and provided further that the obligations under any revolving credit agreement that are otherwise not secured shall not constitute Secured Indebtedness due to the existence of cash collateral security requirements in connection with customary defaulting lender provisions.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Series” means any series of Notes issued pursuant to this Agreement.

“Series A Notes” are defined in Section 1.

“Series B Notes” are defined in Section 1.

“Series C Notes” are defined in Section 1.

“Series D Notes” are defined in Section 1.

“Series E Notes” are defined in Section 1.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means all Indebtedness of the Company or Subsidiary Guarantor, as applicable, which is not expressed to be subordinate or junior in rank to any other Indebtedness of the Company or Subsidiary Guarantor, as applicable.

“Source” is defined in Section 6.2.

“Specified Canadian Non-Recourse Obligations” shall mean any Indebtedness or Contingent Obligation of U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee or any Subsidiary thereof (collectively “UHC Canada Entities”) the recourse for which is limited to the assets of UHC Canada Entities securing such Indebtedness or Contingent Obligation (except that such limitation may be subject to industry-standard carveouts).

“SPV Subsidiary” shall mean (i) each direct or indirect Subsidiary of the Company which is organized and conducts its business in a manner such that the Company reasonably believes such Subsidiary would not be substantively consolidated with the Company or any other Subsidiary of the Company (other than another SPV Subsidiary) in the event the Company or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law) and (ii) any Subsidiary of a SPV Subsidiary.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Subsidiary Unencumbered Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Unsecured Debt of its Subsidiaries that are not Subsidiary Guarantors, divided by (b) Unencumbered Property Value.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“2021 Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 29, 2021, between the Company and the purchaser party thereto, pursuant to which the Company issued (i) $150,000,000 in aggregate principal amount of 2.43% Senior Notes, Series A due September 30, 2029, (ii) $150,000,000 in aggregate principal amount of 2.51% Senior Notes, Series B due September 30, 2030, (iii) $150,000,000 in aggregate principal amount of 2.63% Senior Notes, Series C due September 30, 2031, and (iv) $150,000,000 aggregate principal amount of its 2.43% Senior Notes, Series D Notes due September 30, 2033, as such agreement is further amended, supplemented and otherwise modified from time to time.

“Unencumbered Property” means, at any time with respect to the Company and its Subsidiaries, Real Estate of the Company or its Subsidiaries thereof that is not (i) subject to a Lien or (ii) subject to a covenant restricting the Company or such Subsidiary from giving or permitting a Lien of such Real Estate.  For the avoidance of doubt, the Company shall be able to remove Unencumbered Property, add Unencumbered Property, and/or encumber Real Estate any time after the date of Closing.

“Unencumbered Property Value” means, at any time, with respect to each Unencumbered Property of the Company and its Subsidiaries, the greater of (a) the sum of the aggregate cost of acquisition of such Unencumbered Property and the aggregate cost of improvements to such Unencumbered Property (but excluding any maintenance costs and maintenance capital expenditures) and (b) the quotient, the numerator of which is the NOI of such Unencumbered Property for the twelve consecutive months most recently ended prior to such time, and the denominator of which is 0.10.

“Unencumbered Property Value Ratio” means, at any time, the ratio of (a) the sum of the Unencumbered Property Values for all Unencumbered Properties at such time to (b) Unsecured Debt of the Company and its Subsidiaries.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unsecured Debt” means Indebtedness, determined on a consolidated basis, which is not Secured Indebtedness and is not subject to a covenant restricting the Company or any Subsidiary from giving or permitting a Lien.

“USA PATRIOT Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

[Form of Series A Note]

Amerco

2.55% Senior Note, Series A Due January 27, 2030

No. [_____][Date]

$[_______]PPN 023586 D@6

For Value Received, the undersigned, Amerco (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada,  hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 27, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.55% per annum from the date hereof, payable semiannually, on the 27th  day of January and July in each year, commencing with the January 27 or June 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.55% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Amerco

By

Name:  Jason Berg

Title:  Treasurer

[Form of Series B Note]

Amerco

2.60% Senior Note, Series B Due January 27, 2031

No. [_____][Date]

$[_______]PPN 023586 D#4

For Value Received, the undersigned, Amerco (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada,  hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 27, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.60% per annum from the date hereof, payable semiannually, on the 27th day of January and July in each year, commencing with the January 22 or July 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.60% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Amerco

By

Name:  Jason Berg

Title:  Treasurer

[Form of Series C Note]

Amerco

2.68% Senior Note, Series C Due January 27, 2032

No. [_____][Date]

$[_______]PPN 023586 E*7

For Value Received, the undersigned, Amerco (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada,  hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 27, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.68% per annum from the date hereof, payable semiannually, on the 27th day of January and July in each year, commencing with the January 27 or January 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.68% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Amerco

By

Name:  Jason Berg

Title:  Treasurer

[Form of Series D Note]

Amerco

2.73% Senior Note, Series D Due January 27, 2033

No. [_____][Date]

$[_______]PPN 023586 E@5

For Value Received, the undersigned, Amerco (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada,  hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 27, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.73% per annum from the date hereof, payable semiannually, on the 27th day of January and July in each year, commencing with the January 27 or January 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.73% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Amerco

By

Name:  Jason Berg

Title:  Treasurer

[Form of Series E Note]

Amerco

2.88% Senior Note, Series E Due January 27, 2035

No. [_____][Date]

$[_______]PPN 023586 E#3

For Value Received, the undersigned, Amerco (herein called the “Company”), a corporation organized and existing under the laws of the State of Nevada,  hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 27, 2035 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.88% per annum from the date hereof, payable semiannually, on the 27th day of January and July in each year, commencing with the January 27 or January 27 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.88% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

 This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Amerco

By

Name:  Jason Berg

Title:  Treasurer

Form of Subsidiary Guaranty

[See Attached]

Guaranty Agreement

Dated as of January [__], 2022

Of

[Guarantors]

Table of Contents

SectionHeadingPage

Section 1.Guaranty

Section 2.Obligations Absolute

Section 3.Waiver

Section 4.Obligations Unimpaired

Section 5.Subrogation and Subordination

Section 6.Reinstatement of Guaranty

Section 7.Rank of Guaranty

Section 8.Representations and Warranties of Each Guarantor

Section 8.1.Organization; Power and Authority

Section 8.2.Authorization, Etc

Section 8.3.Compliance with Laws, Other instruments, Etc

Section 8.4.Governmental Authorizations, Etc

Section 8.5.Information regarding the Company

Section 8.6.Solvency

Section 9.Term of Guaranty Agreement

Section 10.Survival of Representations and Warranties; Entire Agreement

Section 11.Amendment and  Waiver.

Section 11.1.Requirements

Section 11.2.Solicitation of Holders of Notes

Section 11.3.Binding Effect

Section 11.4.Notes Held by Company, Etc

Section 12.Notices[; English Language]

Section 13.Miscellaneous

Section 13.1.Successors and Assigns; Joinder

Section 13.2.Severability

Section 13.3.Construction

Section 13.4.Further Assurances

Section 13.5.Governing Law

Section 13.6.Jurisdiction and Process; Waiver of Jury Trial

Guaranty Agreement

This Guaranty Agreement, dated as of January [___], 2022 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 13.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.Amerco, a Nevada corporation (the “Company”), has entered into a Note Purchase Agreement dated as of December 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined  herein.

II.The Company has authorized the issuance, pursuant to the Note Agreement, of (i) 2.55% Senior Notes, Series A due January 27, 2030 in the aggregate principal amount of $100,000,000 (the “Series A Notes”), (ii) 2.60% Senior Notes, Series B due January 27, 2031 in the aggregate principal amount of $100,000,000 (the “Series B Notes”), (iii) 2.68% Senior Notes, Series C due January 27, 2032 in the aggregate principal amount of $100,000,000 (the “Series C Notes”), (iv) 2.73% Senior Notes, Series D due January 27, 2033 in the aggregate principal amount of $150,000,000 (the “Series D Notes”) and (v) 2.88% Senior Notes, Series E due January 27, 2035 in the aggregate principal amount of $150,000,000 (the “Series E Notes”, together with the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, the “Notes”).  Pursuant to the Note Agreement, the Company proposes to issue and sell (i) $100,000,000 aggregate principal amount of its 2.55% Senior Notes, Series A due January 27, 2030, (ii) $100,000,000 aggregate principal amount of its 2.60% Senior Notes, Series B due January 27, 2031, (iii) $100,000,000 aggregate principal amount of its 2.68% Senior Notes, Series C due January 27, 2032, (iv) $150,000,000 aggregate principal amount of its 2.73% Senior Notes, Series D due January 27, 2033 and (v) $150,000,000 aggregate principal amount of its 2.88% Senior Notes, Series E due January 27, 2035 (the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III.Pursuant to the Note Agreement, the Company is required to cause each Guarantor to deliver this Guaranty Agreement.

IV.Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The Board of Directors of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now Therefore, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make‑Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns)  and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4.Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make‑Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.Subrogation and Subordination.

(a)Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Senior Indebtedness of such Guarantor now or hereafter existing.

Section 8.Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 8.1.Organization; Power and Authority.  Such Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of Delaware, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 8.2.Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary limited liability company action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3.Compliance with Laws, Other instruments, Etc.  The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.  “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 8.4.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 8.5.Information regarding the Company Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.6.Solvency.  Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 9.Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 10.Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.Amendment and Waiver.

Section 11.1.Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9, or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 11.2.Solicitation of Holders of Notes.

(a)Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 11.3.Binding Effect.  Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 11.4.Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 12.Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)if to any Guarantor, to [__________________________________][1], or such other address as such Guarantor shall have specified to the holders in writing, or

(b)if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 13.Miscellaneous.

Section 13.1.Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 13.2.Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.3.Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 13.4.Further Assurances.  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 13.5.Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.6.Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.

In Witness Whereof, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[Guarantors]

By:

Name:

Title:

Notice Address for such Guarantor

Exhibit A

Guarantor Supplement

This Guarantor Supplement (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.Pursuant to the Note Purchase Agreement dated as of December 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Amerco, a Nevada corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (i) 2.55% Senior Notes, Series A due January 27, 2030 in the aggregate principal amount of $100,000,000 (the “Series A Notes”), (ii) 2.60% Senior Notes, Series B due January 27, 2031 in the aggregate principal amount of $100,000,000 (the “Series B Notes”), (iii) 2.68% Senior Notes, Series C due January 27, 2032 in the aggregate principal amount of $100,000,000 (the “Series C Notes”), (iv) 2.73% Senior Notes, Series D due January 27, 2033 in the aggregate principal amount of $150,000,000 (the “Series D Notes”) and (v) 2.88% Senior Notes, Series E due January 27, 2035 in the aggregate principal amount of $150,000,000 (the “Series E Notes”, together with the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes, the “Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

II.The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of [____________], 2021 executed by [certain Subsidiaries of the Company] (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 13.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 8 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 13.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 12 of the Guaranty Agreement is set forth below.

In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:

Name:

Title:

Notice Address for such Guarantor

Form of Opinion of Special Counsel
For The Company

The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, limitations and qualifications.  All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

1.The Company is validly existing as a corporation and in good standing under the laws of Nevada and Delaware, respectively, and has the corporate power and authority to conduct its business currently conducted and currently proposed to be conducted, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

2.The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.The Notes being purchased by you at the Closing have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority by the Company is required in connection with the execution, delivery or performance by the Company of the Note Documents.

5.It was not necessary in connection with the offering, sale and delivery of the Notes purchased by you at the Closing, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes under the Securities Act of 1933 or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939.

6.The execution, delivery and performance by the Company of the Note Documents does not and will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease corporate charter, regulations, by‑laws or other constituent document or any other agreement or instrument included on Schedule 5.15 of the Note Purchase Agreement, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

7.The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

8.None of the transactions contemplated by the Note Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

9.To the knowledge of such counsel, no actions, suits or proceedings are pending, or threatened, against or affecting the Company or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which  individually do not in any manner draw into question the validity of the Note Purchase Agreement or the Notes.

Form of Opinion of Special Counsel
For The Purchasers

[To Be Provided on a Case by Case Basis]

Schedule 5.3

Disclosure Materials

1. Investor Presentation, dated October 2021

2. Amerco Form 10-K for the fiscal year ended March 31, 2017

3. Amerco Form 10-K for the fiscal year ended March 31, 2018

4. Amerco Form 10-K for the fiscal year ended March 31, 2019

5. Amerco Form 10-K for the fiscal year ended March 31, 2020

6. Amerco Form 10-K for the fiscal year ended March 31, 2021

Schedule 5.4

Subsidiaries of the Company and
Ownership of Subsidiary Stock

(i)Subsidiaries:

Name of Entity	Jurisdiction	% of Ownership	Subsidiary Guarantee
			(Yes/No)
Patriot Truck Leasing, LLC	NV	100%	No
Picacho Peak Investments Co.	NV	100%	No
ARCOA Risk Retention Group, Inc.	NV	100%	No
RepWest Insurance Company	AZ	100%	No
Republic Claims Service Company	AZ	100%	No
Ponderosa Insurance Agency, LLC	AZ	100%	No
Ponderosa Self-Storage Liability Group, LLC	AZ	100%	No
RWIC Investments, Inc.	AZ	100%	No
Oxford Life Insurance Company	AZ	100%	No
Oxford Life Insurance Agency, Inc.	AZ	100%	No
North American Insurance Company.	WI	100%	No
Christian Fidelity Life Insurance Company	TX	100%	No
Amerco Real Estate Company	NV	100%	No
Amerco Real Estate Company of Alabama, Inc.	AL	100%	No
Amerco Real Estate Company of Texas, Inc.	TX	100%	No
Amerco Real Estate Services, Inc.	NV	100%	No
Rainbow-Queen Properties, LLC	AZ	100%	No
One PAC Company	NV	100%	No
Two PAC Company	NV	100%	No
Eight PAC Company	NV	100%	No
Ten PAC Company	NV	100%	No
Twenty PAC Company	NV	100%	No
Twenty-One PAC Company	NV	100%	No
Nationwide Commercial Co.	AZ	100%	No
AREC RW, LLC	AZ	100%	No
AREC Holdings, LLC	DE	100%	No
AREC 1, LLC	DE	100%	No
AREC 2, LLC	DE	100%	No
AREC 3, LLC	DE	100%	No
AREC 4, LLC	DE	100%	No

AREC 5, LLC	DE	100%	No
AREC 6, LLC	DE	100%	No
AREC 7, LLC	DE	100%	No
AREC 8, LLC	DE	100%	No
AREC 9, LLC	DE	100%	No
AREC 10, LLC	DE	100%	No
AREC 11, LLC	DE	100%	No
AREC 12, LLC	DE	100%	No
AREC 13, LLC	DE	100%	No
AREC 14, LLC	NV	100%	No
AREC 15, LLC	NV	100%	No
AREC 19, LLC	NV	100%	No
AREC 20, LLC	NV	100%	No
AREC 21, LLC	NV	100%	No
AREC 22, LLC	DE	100%	No
AREC 23, LLC	DE	100%	No
AREC 24, LLC	DE	100%	No
AREC 25, LLC	DE	100%	No
AREC 26, LLC	DE	100%	No
AREC 27, LLC	DE	100%	No
AREC 28, LLC	DE	100%	No
AREC 29, LLC	DE	100%	No
AREC 30, LLC	DE	100%	No
AREC 31, LLC	DE	100%	No
AREC 32, LLC	DE	100%	No
AREC 33, LLC	DE	100%	No
AREC 34, LLC	DE	100%	No
AREC 35, LLC	DE	100%	No
AREC 36, LLC	DE	100%	No
AREC 37, LLC	DE	100%	No
AREC 38, LLC	DE	100%	No
AREC 39, LLC	DE	100%	No
AREC 40, LLC	NV	100%	No
AREC 41, LLC	DE	100%	No
AREC 42, LLC	DE	100%	No
AREC 43, LLC	DE	100%	No
AREC 44, LLC	DE	100%	No
AREC 45, LLC	DE	100%	No
AREC 2018, LLC	NV	100%	No
AREC QOF, LLC	NV	100%	No
AREC Ridgefield, LLC	NV	100%	No
20 Oak Harbor, LLC	NV	100%	No
41 Haig, LLC	NV	100%	No

53 Roanoke, LLC	NV	100%	No
74-5583 Pawai, LLC	NV	100%	No
125 Beechwood, LLC	NV	100%	No
333 Sunrise, LLC	NV	100%	No
344 Erie, LLC	NV	100%	No
370 Orange Street, LLC	NV	100%	No
407 Park, LLC	NV	100%	No
506 Fesslers, LLC	NV	100%	No
560 Waterbury, LLC	NV	100%	No
625 & 639 8th Avenue, LLC	NV	100%	No
1020 Randolph, LLC	NV	100%	No
1315 3rd, LLC	NV	100%	No
1450 Walbridge, LLC	NV	100%	No
1506 Woodlawn, LLC	DE	100%	No
1508 Woodlawn, LLC	DE	100%	No
CRP Holdings Dunleavey, LLC	DE	100%	No
2115 West, LLC	NV	100%	No
2317 Route 70, LLC	DE	100%	No
3400 MacArthur, LLC	NV	100%	No
3410 Galena, LLC	DE	100%	No
3463 Billy Hext, LLC	NV	100%	No
3700 Bigelow, LLC	NV	100%	No
4029 Golden, LLC	DE	100%	No
4251 Hiawatha, LLC	NV	100%	No
4795 Charlotte, LLC	NV	100%	No
5655 Whipple, LLC	NV	100%	No
8250 Hwy 99, LLC	NV	100%	No
11700 Capitol, LLC	NV	100%	No
Foster 81st, LLC	DE	100%	No
Kansas City 454, LLC	NV	100%	No
Rosehill Street, LLC	NV	100%	No
West 16th, LLC	DE	100%	No
West 136, LLC	DE	100%	No
AREC 1031 Holdings, LLC	NV	100%	No
8 Erie EAT, LLC	NV	100%	No
53 Technology EAT, LLC	NV	100%	No
60 Burrell Plaza EAT, LLC	NV	100%	No
88 Birnie EAT, LLC	NV	100%	No
176 Ragland Eat, LLC	NV	100%	No
191 Bradley EAT, LLC	NV	100%	No
200-220 North Point EAT, LLC	NV	100%	No
207 Simpson EAT, LLC	NV	100%	No
339-341 Lehigh EAT, LLC	NV	100%	No

463 Lakewood EAT, LLC	NV	100%	No
500 Grandville EAT, LLC	NV	100%	No
529 & Westgreen EAT, LLC	NV	100%	No
665 Perry EAT, LLC	NV	100%	No
800 28 EAT, LLC	NV	100%	No
817 Appleyard EAT, LLC	NV	100%	No
900 Roswell EAT, LLC	NV	100%	No
950 25th EAT, LLC	NV	100%	No
1200 Main EAT, LLC	NV	100%	No
1320 Grandview EAT, LLC	NV	100%	No
1416 Route 66 EAT, LLC	NV	100%	No
1450 South West EAT, LLC	NV	100%	No
1910 5th EAT, LLC	NV	100%	No
2811 Vista EAT, LLC	NV	100%	No
3015 Tower EAT, LLC	NV	100%	No
4225 Hiawatha EAT, LLC	NV	100%	No
5204 Links EAT, LLC	NV	100%	No
6805 Corporate EAT, LLC	NV	100%	No
6910 Richmond EAT, LLC	NV	100%	No
8135-8171 Houghton Lake EAT, LLC	NV	100%	No
10412 Sprague EAT, LLC	NV	100%	No
10681 Loop 1604 EAT, LLC	NV	100%	No
Dimond EAT, LLC	NV	100%	No
Marginal EAT, LLC	NV	100%	No
U-Haul International, Inc.	NV	100%	No
United States:
A & M Associates, Inc.	AZ	100%	No
Web Team Associates, Inc.	NV	100%	No
EMove, Inc.	NV	100%	No
U-Haul Business Consultants, Inc.	AZ	100%	No
UH Virginia Operations, Inc.	NV	100%	No
U-Haul Leasing & Sales Co.	NV	100%	No
RTAC, LLC	NV	100%	No
U-Haul R Fleet, LLC	NV	100%	No
2010 BE-BP-2, LLC	NV	100%	No
2010 U-Haul S Fleet, LLC	NV	100%	No
2010 TM-1, LLC	NV	100%	No
2010 TT-1, LLC	NV	100%	No
2010 DC-1, LLC	NV	100%	No
2013 U-Haul R Fleet, LLC	NV	100%	No
2013 BP, LLC	NV	100%	No
2013 U-Haul R Fleet 2, LLC	NV	100%	No
2013 BOA-BE, LLC	NV	100%	No

2013 U-Haul R Fleet 3, LLC	NV	100%	No
2013 NYCB-BE, LLC	NV	100%	No
U-Haul Moving Partners, Inc.	NV	100%	No
U-Haul Self-Storage Corporation	NV	100%	No
U-Haul Self-Storage Management (WPC), Inc.	NV	100%	No
U-Haul Co. of Alabama, Inc.	AL	100%	No
U-Haul Co. of Alaska	AK	100%	No
U-Haul Co. of Arizona	AZ	100%	No
Boxman Rentals, LLC	NV	100%	No
Casa Grande Alternative Fuel Co., LLC	NV	100%	No
CGAF Holdings, LLC	NV	100%	No
Collegeboxes, LLC	MA	100%	No
1800 State Road, LLC	NV	100%	No
2010 U-Haul Titling 2, LLC	NV	100%	No
2010 U-Haul Titling 3, LLC	NV	100%	No
2013 U-Haul Titling 1, LLC	NV	100%	No
2013 U-Haul Titling 2, LLC	NV	100%	No
2013 U-Haul Titling 3, LLC	NV	100%	No
U-Haul Co. of Arkansas	AR	100%	No
U-Haul Co. of California	CA	100%	No
U-Haul Co. of Charleston	WV	100%	No
U-Haul Co. of Colorado	CO	100%	No
U-Haul Co. of Connecticut	CT	100%	No
U-Haul Co. of District of Columbia, Inc.	DC	100%	No
U-Haul Co. of Florida	FL	100%	No
U-Haul Co. of Florida 10, LLC	DE	100%	No
U-Haul Co. of Florida 14, LLC	NV	100%	No
U-Haul Co. of Florida 15, LLC	NV	100%	No
U-Haul Co. of Florida 19, LLC	NV	100%	No
U-Haul Co. of Florida 2, LLC	DE	100%	No
U-Haul Co. of Florida 21, LLC	NV	100%	No
U-Haul Co. of Florida 22, LLC	DE	100%	No
U-Haul Co. of Florida 23, LLC	DE	100%	No
U-Haul Co. of Florida 24, LLC	DE	100%	No
U-Haul Co. of Florida 25, LLC	DE	100%	No
U-Haul Co. of Florida 26, LLC	DE	100%	No
U-Haul Co. of Florida 28, LLC	DE	100%	No
U-Haul Co. of Florida 3, LLC	DE	100%	No
U-Haul Co. of Florida 30, LLC	DE	100%	No
U-Haul Co. of Florida 31, LLC	DE	100%	No
U-Haul Co. of Florida 32, LLC	DE	100%	No
U-Haul Co. of Florida 33, LLC	DE	100%	No

U-Haul Co. of Florida 34, LLC	DE	100%	No
U-Haul Co. of Florida 35, LLC	DE	100%	No
U-Haul Co. of Florida 4, LLC	DE	100%	No
U-Haul Co. of Florida 42, LLC	DE	100%	No
U-Haul Co. of Florida 44, LLC	DE	100%	No
U-Haul Co. of Florida 5, LLC	DE	100%	No
U-Haul Co. of Florida 8, LLC	DE	100%	No
U-Haul Co. of Florida 9, LLC	DE	100%	No
U-Haul Co. of Florida 905, LLC	DE	100%	No
U-Haul Co. of Georgia	GA	100%	No
U-Haul Co. of Idaho, Inc.	ID	100%	No
U-Haul Co. of Illinois, Inc.	IL	100%	No
U-Haul Co. of Indiana, Inc.	IN	100%	No
U-Haul Co. of Iowa, Inc.	IA	100%	No
U-Haul Co. of Kansas, Inc.	KS	100%	No
U-Haul Co. of Kentucky	KY	100%	No
U-Haul Co. of Louisiana	LA	100%	No
U-Haul Co. of Maine, Inc.	ME	100%	No
U-Haul Co. of Maryland, Inc.	MD	100%	No
U-Haul Co. of Massachusetts and Ohio, Inc.	MA	100%	No
U-Haul Co. of Michigan	MI	100%	No
U-Haul Co. of Minnesota	MN	100%	No
U-Haul Co. of Mississippi	MS	100%	No
U-Haul Co. of Montana, Inc.	MT	100%	No
U-Haul Co. of Nebraska	NE	100%	No
U-Haul Co. of Nevada, Inc.	NV	100%	No
U-Haul Co. of New Hampshire, Inc.	NH	100%	No
U-Haul Co. of New Jersey, Inc.	NJ	100%	No
U-Haul Co. of New Mexico, Inc.	NM	100%	No
U-Haul Co. of New York and Vermont, Inc.	NY	100%	No
U-Haul Co. of North Carolina	NC	100%	No
U-Haul Co. of North Dakota	ND	100%	No
U-Haul Co. of Oklahoma, Inc.	OK	100%	No
U-Haul Co. of Oregon	OR	100%	No
U-Haul Co. of Pennsylvania	PA	100%	No
U-Haul Co. of Rhode Island	RI	100%	No
U-Haul Co. of South Carolina, Inc.	SC	100%	No
U-Haul Co. of South Dakota, Inc.	SD	100%	No
U-Haul Co. of Tennessee	TN	100%	No
U-Haul Co. of Texas	TX	100%	No
U-Haul Co. of Utah, Inc.	UT	100%	No
U-Haul Co. of Virginia	VA	100%	No

U-Haul Co. of Washington	WA	100%	No
U-Haul Co. of West Virginia	WV	100%	No
U-Haul Co. of Wisconsin, Inc.	WI	100%	No
U-Haul Co. of Wyoming, Inc.	WY	100%	No
U-Haul Company of Missouri	MO	100%	No
U-Haul of Hawaii, Inc.	HI	100%	No
U-Haul Propane of Texas, LLC	NV	100%	No
U-Haul Titling, LLC	NV	100%	No
UHIL 1, LLC	DE	100%	No
UHIL 10, LLC	DE	100%	No
UHIL 11, LLC	DE	100%	No
UHIL 12, LLC	DE	100%	No
UHIL 13, LLC	DE	100%	No
UHIL 14, LLC	NV	100%	No
UHIL 15, LLC	NV	100%	No
UHIL 16, LLC	NV	100%	No
UHIL 19, LLC	NV	100%	No
UHIL 2, LLC	DE	100%	No
UHIL 20 LLC	NV	100%	No
UHIL 21, LLC	NV	100%	No
UHIL 22, LLC	DE	100%	No
UHIL 23, LLC	DE	100%	No
UHIL 24, LLC	DE	100%	No
UHIL 25, LLC	DE	100%	No
UHIL 26, LLC	DE	100%	No
UHIL 27, LLC	DE	100%	No
UHIL 3, LLC	DE	100%	No
UHIL 4, LLC	DE	100%	No
UHIL 5, LLC	DE	100%	No
UHIL 6, LLC	DE	100%	No
UHIL 7, LLC	DE	100%	No
UHIL 8, LLC	DE	100%	No
UHIL 9, LLC	DE	100%	No
UHIL Holdings, LLC	DE	100%	No
UHIL 28, LLC	DE	100%	No
UHIL 29, LLC	DE	100%	No
UHIL 30, LLC	DE	100%	No
UHIL 31, LLC	DE	100%	No
UHIL 32, LLC	DE	100%	No
UHIL 33, LLC	DE	100%	No
UHIL 34, LLC	DE	100%	No
UHIL 35, LLC	DE	100%	No
UHIL 36, LLC	DE	100%	No

UHIL 37, LLC	DE	100%	No
UHIL 38, LLC	DE	100%	No
UHIL 39, LLC	DE	100%	No
UHIL 40, LLC	NV	100%	No
UHIL 41, LLC	DE	100%	No
UHIL 42, LLC	DE	100%	No
UHIL 43, LLC	DE	100%	No
UHIL 44, LLC	DE	100%	No
UHIL 45, LLC	DE	100%	No
UHIL RW, LLC	DE	100%	No
Canada:
U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee	ON	100%	No
U-Haul Inspections, Ltd.	BC	100%	No
239 Station (Canada) Ltd.	ON	100%	No
900 Water (Canada) Ltd.	ON	100%	No
4605 Kent (Canada) Ltd.	ON	100%	No
9082 Tecumseh (Canada) Ltd.	ON	100%	No
1508 Walker (Canada), Ltd.	ON	100%	No

(ii)Affiliates:

Willow Grove Holdings LP which is owned by Mark V. Shoen (a significant stockholder), and various trusts associated with Edward J. Shoen (our Chairman of the Board, President and a significant stockholder) and Mark V. Shoen

Willow Grove Holdings owns 43% of AMERCO Stock

(iii)Company’s Directors and Senior Officers:

Directors

Name	Title	Tenure
Edward “Joe” Shoen	President and Chairman of the Board	35 years
Samuel Shoen	Vice Chairman of the Board	3 years
John Brogan	Director	23 years
James Acridge	Director	8 years
James Grogan	Director	5 years
Karl Schmidt	Director	5 years
Richard Herrera	Director	4 years
Roberta Roberts Shank	Director	2 years

Senior Officers

Name	Title	Tenure
Edward “Joe” Shoen	Chief Executive Officer	50 years
Samuel Shoen	Manager: U-BOX Project	29 years
John Taylor	President: U-Haul	40 years
Jason Berg	Chief Financial Officer	25 years
Larry De Respino	General Counsel	21 years
Matthew Braccia	President: AMERCO Real Estate Company	25 years
Toby Bridgeman	Assistant Treasurer	28 years
Kevin Harte	Assistant Treasurer	21 years

Schedule 5.5

Financial Statements

1. Amerco Form 10-K for the fiscal year ended March 31, 2017

2. Amerco Form 10-K for the fiscal year ended March 31, 2018

3. Amerco Form 10-K for the fiscal year ended March 31, 2019

4. Amerco Form 10-K for the fiscal year ended March 31, 2020

5. Amerco Form 10-K for the fiscal year ended March 31, 2021

Schedule 5.8

Litigation

None.

Schedule 5.15

Existing Indebtedness of the Company and its Subsidiaries

REDACTED

Schedule 10.1

Transactions with Affiliates

Related Party Transactions

As set forth in the Company’s Audit Committee Charter and consistent with NASDAQ Listing Rules, our Audit Committee (the “Audit Committee”) reviews and maintains oversight over related party transactions, which are required to be disclosed under the SEC rules and regulations and in accordance with GAAP. Accordingly, all such related party transactions are submitted to the Audit Committee for ongoing review and oversight. Our internal processes are designed to ensure that our legal and finance departments identify and monitor potential related party transactions that may require disclosure and Audit Committee oversight.

AMERCO has engaged in related party transactions and has continuing related party interests with certain major stockholders, directors and officers of the consolidated group as disclosed below.

SAC Holding Corporation and SAC Holding II Corporation (collectively “SAC Holdings”) were established in order to acquire and develop self-storage properties. These properties are being managed by us pursuant to management agreements.  SAC Holdings, Four SAC Self-Storage Corporation, Five SAC Self-Storage Corporation, Galaxy Investments, L.P. and 2015 SAC Self-Storage, LLC are substantially controlled by Blackwater Investments, Inc. (“Blackwater”). Blackwater is wholly owned by Willow Grove Holdings LP, which is owned by Mark V. Shoen (a significant stockholder), and various trusts associated with Edward J. Shoen (our Chairman of the Board, President and a significant stockholder) and Mark V. Shoen.

Related Party Revenues

	Years Ended March 31,
	2021	2020	2019
	(In thousands)
U-Haul management fee revenue from Blackwater	$25,512	$24,014	$23,986
U-Haul management fee revenue from Mercury	6,091	6,392	5,162
	$31,603	$30,406	$29,148

We currently manage the self-storage properties owned or leased by Blackwater and Mercury Partners, L.P. (“Mercury”), pursuant to a standard form of management agreement, under which we receive a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. We received management fees, exclusive of reimbursed expenses, of $31.2 million, $29.0 million and $30.0 million from the above-mentioned entities during fiscal 2021, 2020 and 2019, respectively. This management fee is consistent with the fee received for other properties we previously managed for third parties. Mark V. Shoen controls the general partner of Mercury. The limited partner interests of Mercury are owned indirectly by James P. Shoen and various trusts benefitting Edward J. Shoen and James P. Shoen or their descendants.  Mercury holds the option to purchase a portfolio of properties currently leased by Mercury and a U-Haul subsidiary, which option is exercisable in 2024.

Related Party Costs and Expenses

	Years Ended March 31,
	2021	2020	2019
	(In thousands)
U-Haul lease expenses to Blackwater	$2,612	$2,631	$2,678
U-Haul commission expenses to Blackwater	69,212	62,066	61,434
	$71,824	$64,697	$64,112

We lease space for marketing company offices, vehicle repair shops and hitch installation centers from subsidiaries of Blackwater. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to us.

As of March 31, 2021, subsidiaries of Blackwater acted as U-Haul independent dealers. The financial and other terms of the dealership contracts with the aforementioned companies and their subsidiaries are substantially identical to the terms of those with our other independent dealers whereby commissions are paid by us based upon equipment rental revenues.

These agreements and notes with subsidiaries of Blackwater, excluding Dealer Agreements, provided revenues of $25.5 million, expenses of $2.6 million and cash flows of $22.6 million during fiscal 2021. Revenues and commission expenses related to the Dealer Agreements were $323.8 million and $69.2 million, respectively for fiscal 2021.

In June 2020, we purchased an airplane from SAC Holdings for $0.4 million.

In December 2020, AMERCO contributed $12.0 million to Oxford in the form of a surplus note with an interest rate of 4.0%. This note will be repaid to AMERCO with interest over the next seven years.

Management determined that we do not have a variable interest pursuant to the VIE model under ASC 810 in the holding entities of Blackwater.

Related Party Assets

	March 31,
	2021	2020
	(In thousands)
U-Haul receivable from Blackwater	$27,116	$25,293
U-Haul receivable from Mercury	9,632	9,893
Other (a)	(1,353)	(402)
	$35,395	$34,784

(a) Timing differences for intercompany balances with insurance subsidiaries resulting from the three month difference in reporting periods.

Amerco

5555 Kietzke Lane, Suite 100

Reno, NV 89511

Information Relating to Purchasers

REDACTED

Exhibit 14.3

[Form of U.S. Tax Compliance Certificate]

Reference is hereby made to the Note Purchase Agreement dated as of December 2, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Amerco, a Nevada corporation (the “Company”) and the Purchasers listed in the Purchaser Schedule attached thereto.

Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement.

Pursuant to the provisions of Section 14.3 of the Note Purchase Agreement, the undersigned hereby certifies that:

  it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate;
  it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
  it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and
  it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Company, and (2) the undersigned shall have at all times furnished the Company with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[•]
By:
Name:
Title:

Date: ________ __, [•]

[1] Company to provide.